Exhibit 99(a)(4)


                   ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND II

                            CERTIFICATE OF AMENDMENT

            The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Municipal Income Fund II, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated April 2, 1993, as amended, do hereby:

      FIRST: Amend Section 1.1 of the Agreement and Declaration of Trust to read as follows:

            Section 1.1. The name of the Trust shall be "AB Municipal Income Fund II".

      SECOND: Amend the first sentence of the first paragraph of Section 6.2 to read as follows:

            Section 6.2. Establishment and Designation of Certain Portfolios; General Provisions for All Portfolios. Without limiting the authority of the Trustees set forth in Section 6.1(a) hereof to establish and designate additional Portfolios, there is hereby established and designated the AB Arizona Portfolio, the AB Massachusetts Portfolio, the AB Michigan Portfolio, the AB Minnesota Portfolio, the AB New Jersey Portfolio, the AB Ohio Portfolio, the AB Pennsylvania Portfolio, and the AB Virginia Portfolio (collectively, the "Initial Portfolios", and each singly, an "Initial Portfolio"), the Shares of which shall be divided into four separate Classes, designated Class A, Class B, Class C and Advisor Class, which shall represent interests only in the Initial Portfolio.

            This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.

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/s/ John H. Dobkin
---------------------------------          Date: 1/19/15
John H. Dobkin

/s/ Michael J. Downey
---------------------------------          Date: 1/10/15
Michael J. Downey

/s/ William H. Foulk, Jr.
---------------------------------          Date: 1/15/15
William H. Foulk, Jr.

/s/ D. James Guzy
---------------------------------          Date: 1/16/15
D. James Guzy

/s/ Nancy P. Jacklin
---------------------------------          Date: 1/16/15
Nancy P. Jacklin

/s/ Robert M. Keith
---------------------------------          Date: 1/16/15
Robert M. Keith

/s/ Garry L. Moody
---------------------------------          Date: 1/16/15
Garry L. Moody

/s/ Marshall C. Turner, Jr.
---------------------------------          Date: 1/16/15
Marshall C. Turner, Jr.

/s/ Earl D. Weiner
---------------------------------          Date: 1/16/15
Earl D. Weiner